EXHIBIT 99.5
[Letterhead]
Consent of Daiwa Securities Capital Markets Co. Ltd.
       We hereby consent (1) to the inclusion of our opinion letter, dated August 23, 2010, to the Board of Directors of The Sumitomo Trust and Banking Company, Limited (“STB”), in the Registration Statement on Form F-4 of Chuo Mitsui Trust Holdings, Inc. (“CMTH”) and in the prospectus of CMTH which is a part of the Registration Statement, relating to the business combination between STB and CMTH, appearing as Appendix C to the Prospectus, and (2) to references to our opinion letter in such Prospectus of CMTH under the captions “The Share Exchange — Background of the Share Exchange”, “The Share Exchange — Determination of the STB Board of Directors” and “The Share Exchange — Opinions of STB’s Financial Advisors”. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
       In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Daiwa Securities Capital Markets Co. Ltd.

/s/ Akio Takahashi Akio Takahashi
Senior Executive Managing Director
Tokyo, Japan
November 8, 2010